Exhibit 24

POWER OF ATTORNEY

Each signing person below designates and appoints ANDREW J. THOMAS and MARK D. MORELAND, and each of them, his or her true and lawful attorneys-in-fact and agents to sign a registration statement on Form S-8 to be filed by Craft Brew Alliance, Inc., a Washington corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering 1,000,000 shares of Common Stock of Craft Brew Alliance, Inc. to be issued pursuant to the Craft Brew Alliance, Inc. 2014 Stock Incentive Plan, together with any and all amendments (including post-effective amendments) to the registration statement.  Each person signing below also grants full power and authority to these attorneys-in-fact and agents to take any action and execute any instruments that they deem necessary or desirable in connection with the preparation and filing of the registration statement, as fully as he or she could do in person, hereby ratifying and confirming all that such attorneys-in-fact may lawfully do or cause to be done.

IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 30th day of June, 2014.

Signature	Title

/s/ Andrew J. Thomas	Chief Executive Officer
Andrew J. Thomas

/s/ Mark D. Moreland	Executive Vice President, Chief Financial Officer and Treasurer
Mark D. Moreland

/s/ Joseph K. O’Brien	Corporate Controller and Principal Accounting Officer
Joseph K. O'Brien

/s/ Kurt R. Widmer	Chairman of the Board and Director
Kurt R. Widmer

/s/ Timothy P. Boyle	Director
Timothy P. Boyle

/s/ Marc J. Cramer	Director
Marc J. Cramer

/s/ E. Donald Johnson, Jr.	Director
E. Donald Johnson, Jr.

/s/ Kevin R. Kelly	Director
Kevin R. Kelly

/s/ Thomas D. Larson	Director
Thomas D. Larson

/s/ David R. Lord	Director
David R. Lord

/s/ John D. Rogers, Jr.	Director
John D. Rogers, Jr.